Exhibit 10.1
WERNER ENTERPRISES, INC.
2023 LONG-TERM INCENTIVE PLAN

I.    INTRODUCTION

1.1 Purposes. The purposes of the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan (as amended from time to time, the “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of Awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors and consultants and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2 Certain Definitions.
(a)    “Affiliate” shall mean any person that directly or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
(b)    “Award” shall mean any options to purchase Shares in the form of Incentive Stock Options or Nonqualified Stock Options, SARs in the form of Tandem SARs or Free-Standing SARs, Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock, Performance Awards and Other Cash-Based Awards granted under the Plan.
(c)    “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)    “Blackout Period” shall have the meaning set forth in Section 3.1(b).
(e)    “Board” shall mean the Board of Directors of the Company.
(f)    “Cause” shall mean, unless otherwise defined in a Participant’s Award Agreement, employment agreement or change in control severance agreement with the Company, in which case such definition will apply, any of the following with respect to a Participant: (i) failure to perform his or her essential functions (other than any such failure resulting from Disability or death); (ii) the failure to comply with any valid and legal directive of the Board or the person to whom the Participant reports; (iii) material misappropriation of any of the Company’s funds or property; (iv) the commission of, conviction, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or a crime that constitutes a misdemeanor involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (v) material violation of state or federal securities laws or of the Company’s written policies or codes of conduct, including but not limited to, written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vi) commission of an act of willful damage, willful misrepresentation, willful dishonesty, fraud, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; provided, however, no act, or failure to act, on the part of Participant shall be considered to have been “willfully” performed or omitted, unless done, or omitted to be done, by him or her in bad faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interest of the Company; (vii) gross negligence or willful misconduct in performance of Participant's duties; provided, however, “cause” shall not exist under clause (vi) above, with respect to an act or failure to act unless the Participant has (A) been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence, and (C) failed to sufficiently remedy the occurrence; or (viii) material breach of obligations related to confidentiality, protection of trade secrets, duty of loyalty, non-solicitation, or any restrictive covenants. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(g)    “Change in Control” shall have the meaning set forth in Section 7.7(b).
(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the proposed, temporary and final regulations promulgated thereunder. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
(i)    “Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the principal U.S. national securities exchange on which Shares are then traded.
(j)    “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
(k)    “Company” shall mean Werner Enterprises, Inc., a Nebraska corporation, and its successors by operation of law.
(l)    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.
(m)    “Disability” shall mean, unless the applicable Award Agreement says otherwise, with respect to a Participant, the date on which the insurer or administrator under the Company’s program of long-term disability insurance determines that the Participant is eligible to commence benefits under such insurance; provided, however, for purposes of determining the term of an Incentive Stock Option under this Plan, the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination by the insurer or administrator under the Company’s program for long-term disability insurance.
(n)    “Effective Date” shall mean May 9, 2023.
(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(p)    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(q)    “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Stock) or, to the extent provided in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
(r)    "Good Reason" means, without a Participant’s written consent and unless otherwise defined in a Participant’s Award Agreement, employment agreement, or change in control severance agreement with the Company (in which case such definition will apply), any of the following:
(1)    A material reduction in a Participant’s annual base salary (other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions) as in effect immediately preceding the Change in Control; or
(2)    A Participant being required by the Company to be based at any office or location that is more than seventy (70) miles from the location where the Participant was employed immediately preceding the Change in Control, and which results in an increase in commute.
A Participant cannot terminate his or her employment for Good Reason unless he or she, within ninety (90) days following the first occurrence of any of the events set forth in this subsection (r), (i) delivers written notice to the Company of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to Participant’s right to terminate employment for Good Reason, (ii) provides the Company with at least thirty (30) days to cure the circumstances and, (iii) if the Company is not successful in curing the circumstances, Participant terminates employment within thirty (30) days of the Company’s failure to cure such circumstances. If the Participant does not terminate his or her employment for Good Reason pursuant to this paragraph, then the Participant will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds.
For the avoidance of doubt, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant.

(s)    “Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
(t)    “Incumbent Director” shall have the meaning set forth in Section 7.7(b)(ii).
(u)    “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
(v)    “Nonqualified Stock Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.
(w)    “Option” shall mean a Nonqualified Stock Option or Incentive Stock Option granted under the Plan.
(x)    “Other Cash-based Award” shall mean a cash-denominated award granted under Section 6.1 of the Plan.
(y)    “Participant” shall mean each eligible person to whom an Award is granted pursuant to this Plan, or if applicable, such other person who holds an outstanding Award.
(z)    “Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(aa)    “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the Shares subject to such Award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the Shares subject to such Award or of payment with respect to such Award. Such criteria and objectives may be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, including without limitation: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; net income; return on assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; operating income; operating expense ratios; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, or any other objective or subjective measures determined by the Committee. Each such criteria or objective may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude one or more components of any performance measure, including, without limitation, restructuring or impairment charges, acquisitions or dispositions, foreign exchange, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
(bb)    “Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.
(cc)    “Prior Plans” shall mean the Werner Enterprises, Inc. Amended and Restated Equity Plan, which was initially adopted by the Company on May 12, 1987 and ratified and approved by the stockholders of the Company on June 9, 1987 as the Werner Enterprises, Inc. Stock Option Plan (as amended and restated on May 3, 1994, February 8, 2000, May 9, 2000, February 25, 2003 and May 11, 2004), and which was amended, restated, and renamed the Werner Enterprises, Inc. Equity Plan on May 8, 2007 (as amended and restated by the Company on March 18, 2013 and ratified by the stockholders of the Company on May 14, 2013, and amended and restated on February 7, 2018 and February 23, 2021).
(dd)    “Restricted Stock” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
(ee)    “Restricted Stock Award” shall mean an award of Restricted Stock under the Plan.
(ff)    “Restricted Stock Unit” shall mean a right to receive one (1) Share or, in lieu thereof, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(gg)    “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under the Plan.
(hh)    “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such Award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
(ii)    “SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
(jj)    “Shares” shall mean the shares of the Company’s Common Stock. If there has been an adjustment or substitution pursuant to Section 7.6, the term “Shares” shall also include any shares of stock or other securities that are substituted for the Common Stock or into which the Common Stock is adjusted pursuant to Section 7.6.
(kk)    “Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.
(ll)    “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than fifty percent (50%) of the combined voting power of the total outstanding equity interests of such entity.

(mm)    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.
(nn)    “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Stock) or, to the extent provided in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.
(oo)    “Tax Date” shall have the meaning set forth in Section 7.4.
(pp)    “Ten Percent Holder” shall have the meaning set forth in Section 3.1(a).
(qq)    “Unrestricted Stock” shall mean Shares which are not subject to a Restriction Period or Performance Measures.
(rr)    “Unrestricted Stock Award” shall mean an Award of Unrestricted Stock under the Plan.
The Committee at any time may amend these definitions, if, in the good faith judgment of the Committee, changes in applicable law, regulation, case law, judicial or administrative order or decree or governmental license or permit, or generally accepted accounting principles, or any interpretation thereof by any governmental authority or court of competent jurisdiction or in business conditions make such changes necessary or advisable and such amendments are determined to be immaterial changes to this Plan.
1.3    Administration. This Plan shall be administered by the Committee or in the absence of the Committee, the full Board of the Company. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select eligible persons to whom Awards may from time to time be granted; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant; (iii) determine the number of Shares or dollar value to be covered by each Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property, and other amounts payable with respect to an Award made under the Plan shall be deferred, either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner, and to the extent, that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award (other than a Stock Option or SAR) will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
Subject to applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company (A) designate employees to be recipients of Awards, (B) determine the number of Shares or dollar value covered by such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares or dollar value covered by such Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award. No member of the Board or Committee, and no other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and/or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4    Eligibility. Participants in the Plan shall consist of such officers, other employees, Non-Employee Directors and consultants and persons expected to become officers, other employees, or Non-Employee Directors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time. Except as provided otherwise in an Award Agreement, for purposes of the Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or consultant. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on a leave of absence. The Committee shall only award Incentive Stock Options to common law employees.
1.5    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, including Unrestricted Stock Awards, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 2.1 (subject to adjustment under Section 7.6); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement, in Section 7.17 of this Plan, or otherwise.
1.6    Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied

II.    SHARES AVAILABLE

2.1    Initial Share Reserve. Subject to adjustment as provided in Section 7.6 and Section 2.2 below, 4,000,000 Shares shall initially be available for all Awards under the Plan, less one (1) Share for every one (1) Share granted under any Prior Plan after December 31, 2022. Subject to adjustment as provided in Section 7.6, no more than 4,000,000 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options. After the Effective Date of the Plan, no new awards may be granted under any Prior Plan but Shares may be issued as necessary relating to award grants consistent with the terms of the Prior Plan and prior award agreements.
2.2    Permitted Addbacks to Share Reserve. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2022, any Shares subject to an Award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after December 31, 2022, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of shares that may be granted under the Plan in connection with Incentive Stock Options.
2.3    No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the shares authorized for grant under Section 2.1: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2022, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or, after the Effective Date, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a SAR or, after the Effective Date, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Effective Date, options under any Prior Plan.
2.4    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 2.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors of the Company or any Subsidiary prior to such acquisition or combination.
2.5    Source of Shares. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.
2.6    Director Limit. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

III.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1    Stock Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable:
(a)    Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently one hundred ten percent (110%) of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant in accordance with Section 424(a) of the Code, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five (5) years after its date of grant; provided, further, that with respect to a Nonqualified Stock Option, if the expiration date of such option occurs during any period when the Participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of such option would violate applicable securities laws (each, a “Blackout Period”), then the period during which such option shall be exercisable shall be extended to the date that is thirty (30) days after the expiration of such Blackout Period (to the extent permitted by Section 409A of the Code). The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares.
(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 7.4, have been paid (or arrangement made for such payment to the Company’s satisfaction).
3.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable:
(a)    Number of SARs and Base Price. The number of SARs subject to an Award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option; provided, further, if the expiration date of an SAR occurs during any Blackout Period, then the period during which such SAR shall be exercisable shall be extended to the date that is thirty (30) days after the expiration of such Blackout Period (to the extent permitted by Section 409A of the Code). The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, such shares representing such Restricted Stock shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 4.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.
(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no Shares shall be transferred to the holder in book entry form until any withholding taxes thereon, as described in Section 7.4, have been paid (or arrangement made for such payment to the Company’s satisfaction).
3.3    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the exercise, cancellation or other disposition of an Option or SAR (i) upon a termination of employment with or service to the Company of the holder of such Option or SAR, as the case may be, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.
3.4    No Repricing. Other than pursuant to Section 7.6, the Committee may not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for cash or another Award if the purchase price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
3.5    Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option or SAR.
3.6    Automatic Exercise. Notwithstanding the foregoing of this Article III, an Award Agreement may provide that if on the last day of the term of an Option or SAR, the Fair Market Value of one (1) Share exceeds the option price per Share or the base price per Share of the SAR, the holder has not exercised the Option (or a tandem SAR, if applicable) and the Option/SAR has not expired, the Option/SAR shall be deemed to have been exercised by the holder on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option/SAR, subject to Section 7.4.

IV.    STOCK AWARDS

4.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.
4.2    Terms of Unrestricted Stock Awards. The number of Shares subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 7.4, such Shares shall be transferred to the holder in book entry form.
4.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of the Shares subject to such Award (i) if the holder of such Award remains continuously in the employment of or service with the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment of or service with the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted, indicating that the ownership of the Shares is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 7.4, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form.
(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Award shall have rights as a stockholder of the Company, if any, as set forth in the Award Agreement.
4.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such Award remains continuously in the employment of or service with the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment of or service with the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such Award may be settled in Shares or cash or a combination thereof and (ii) subject to Section 1.6, whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such Award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such Award shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award.
4.5    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such Award (i) upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.

V.    PERFORMANCE AWARDS

5.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
5.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee. In determining the outcome of the performance achievements, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Prior to the payment or settlement of any Performance Award, the Committee shall certify in writing whether the applicable Performance Measures have been achieved and the amounts, if any, payable to the covered Employees for such Performance Period. In determining the amount earned by a covered Employee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce or increase the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the Performance Period.
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such Award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such Award may be settled in Shares (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form, and the holder of such Restricted Stock shall have such rights as a stockholder of the Company, each as determined in accordance with the terms of the Plan, including but not limited to Section 1.6. Prior to the settlement of a Performance Award in Shares, including Restricted Stock, the holder of such Award shall have no rights as a stockholder of the Company.
5.3    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such Award (i) upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.

VI.    OTHER CASH-BASED AWARDS

6.1    Other Cash-Based Awards. The Committee may grant cash-based Awards to such eligible persons as may be selected by the Committee that provide the opportunity to earn or receive cash payments. Other Cash-Based Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Award. The terms and conditions relating to Other Cash-Based Awards shall be set forth in the applicable Award Agreement.

VII.    GENERAL

7.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of the date on which the Company’s stockholders approve the Plan, as amended and restated, unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan, as amended and restated, was approved by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination. Awards hereunder may be made at any time prior to the termination of the Plan.
7.2    Amendments. The Committee may amend the Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of (a) the Board, and (b) the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any applicable rules of the principal U.S. national securities exchange on which the Shares are traded, or (ii) such amendment seeks to modify Section 3.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.
7.3    Non-Transferability. Except as approved by the Committee in writing, no Award shall be transferable other than by will, the laws of descent and distribution or, to the extent expressly permitted in the Agreement relating to such Award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the applicable Award Agreement, each Award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void. In no event may an Award be transferred to a third-party financial institution for value.
7.4    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Agreement may provide that

(i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Shares (up to the minimum required tax withholding rate for the holder or such other rate that will not cause an adverse accounting consequence or cost) which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Award.
7.5    Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that Shares pursuant to any Award made hereunder be transferred to the holder in book entry form with restrictions on the Shares duly noted indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
7.6    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under the Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per Share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto) and the terms of each outstanding Performance Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment provided for in this Section 7.6 shall result in the creation of a fractional share under any Award, the Committee may determine that any such fractional share shall be rounded up to a whole share, and no fractional share shall be issued. In addition, any limitations or thresholds in this Plan, including, without limitation Section 2.6, or any Award Agreement, shall also be appropriately adjusted by Committee.
7.7    Change in Control
(a)    Subject to the terms of the applicable Award Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:
(i)    provide that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level;
(ii)    require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Committee in accordance with Section 7.6; and/or
(iii)    require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in Shares, the aggregate number of Shares then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.7(a)(i), multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.7(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; provided, however, that except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that, within the period commencing on a Change in Control and ending on the second anniversary of the Change in Control, and except as the Committee may expressly provide otherwise prior to a Change in Control, a Participant’s employment with the Company or one of its Affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Options and SARs then outstanding shall become fully exercisable, and (ii) all restrictions (other than restrictions imposed by law), Performance Objectives and conditions on all Restricted Stock and Restricted Stock Unit Awards

then outstanding shall be deemed satisfied as of the date of the Participant’s termination of employment.
(b)    For purposes of the Plan, a “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(i)    Any person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (3) of this definition; or
(ii)    During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors than on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii)    There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), whether or not in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, (A) a “Change in Control” shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions or (ii) the acquisition of shares of Common Stock by the Company such that, by reducing the number of outstanding shares of Common Stock, the proportionate number of shares of Common Stock Beneficially Owned by a person was increased, and, but for this sentenced resulted in a Change in Control; and (B) unless otherwise provided in the applicable Award Agreement, to the extent necessary to comply with the applicable provisions of Section 409A of the Code, “Change in Control” shall conform to the definition of change in control under Section 409A of the Code and related regulations and guidance.
7.8    Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any Award (other than Awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
7.9    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment or consulting agreement, no person shall have any right to participate in the Plan. Neither the Plan nor any Award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
7.10    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.
7.11    No Fractional Shares. Except as otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares, whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated, or whether such fractional Shares or any rights thereto shall be rounded up to a whole share.
7.12    Designation of Beneficiary. If the Committee approves a beneficiary designation in advance, a holder of an Award may file with the Company a written designation of one (1) or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person. The Company is not required to adopt any beneficiary designation procedures.
7.13    Governing Law. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nebraska and construed in accordance therewith without giving effect to principles of conflicts of laws.
7.14    Foreign Employees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
7.15    Awards Subject to Clawback. The Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
7.16    Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one (1) day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

7.17    Effect of Termination of Employment on Outstanding Awards. The Committee shall determine in each case whether a termination of employment for any reason (including a termination due to Disability) shall be considered voluntary or involuntary. In addition, the Committee shall determine, subject to applicable law, whether a leave of absence or similar circumstance shall constitute a termination of employment and the date upon which a termination resulting therefrom became effective. Any such determination of the Committee shall be final and conclusive, unless overruled by the entire Board at its next regular or special meeting. Except as otherwise provided by the Committee in an Award Agreement, employment or other agreement between a Participant and the Company, the effect of a Participant’s termination of employment with or service to the Company on outstanding Awards is as follows:
(a)    Employees.
(1)    Involuntary Termination for Cause. If an employee’s employment with the Company or a Subsidiary thereof is involuntarily terminated by the Company or such Subsidiary for Cause, all of the Options, SARs, shares of Restricted Stock, and Restricted Stock Units held by the employee will immediately terminate and be forfeited and his or rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Shares or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Termination by Company Other Than for Cause or Voluntary Resignation by Employee —Effect on Options and SARs. If the Company terminates an employee’s employment for any reason other than for Cause, or if an employee’s employment with the Company or a Subsidiary of the Company is voluntarily terminated by the employee, the employee may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred eighty (180) days after such termination of his or her employment, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the employee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.
(3)    Termination by Company Other Than for Cause or Voluntary Resignation by Employee — Effect on Restricted Stock and Restricted Stock Units. If the Company terminates an employee’s employment for any reason other than for Cause or if an employee’s employment with the Company or a Subsidiary of the Company is voluntarily terminated by the employee, all unvested shares of Restricted Stock and Restricted Stock Units then held by the employee shall be forfeited and returned to the Company effective as of the date of the employee’s termination.
(4)    Death.
(i)    If an employee dies while employed by the Company, or within one hundred eighty (180) days after having retired or voluntarily terminated his or her employment, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options and SARs within one (1) year of the employee's death to the extent that such deceased employee was entitled to exercise the Options and SARs on the date of his or her death; provided, however, that in no event shall the Options or SARs be exercisable more than ten (10) years and one (1) day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the employee’s estate.
(ii)    If the employee dies while holding shares of Restricted Stock or Restricted Stock Units which have not otherwise been forfeited, all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable. For Performance Awards, the established Performance Measures will be evaluated for actual performance to date and all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable.
(b)    Non-Employee Directors.
(1)    Removal for Misconduct. If a Non-Employee Director is removed from the Board for misconduct (as determined by the Company’s shareholders), all of the Options and SARs and all unvested shares of Restricted Stock and Restricted Stock Units held by the Non-Employee Director will immediately terminate and be forfeited and his or her rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Departure Other Than for Misconduct. If a Non-Employee Director ceases to be a member of the Board other than removal for misconduct as described in subsection (b)(1) above (including but not limited to voluntary resignation, retirement, not standing for re-election, not being elected for a future term by the Company’s shareholders, or death), on the date such Non-Employee Director ceases to be a member of the Board, all of the Options and SARs held by the Non-Employee Director shall immediately vest and become exercisable in full and all restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse and such shares shall become fully vested and nonforfeitable. The Non-Employee Director may exercise his or her Options or SARs for up to and including one hundred eighty (180) days after such date that he or she ceases to be a member of the Board, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the Non-Employee Director engages in activities contrary, in the opinion of the Committee, to the best interests of the Company. If a Non-Employee Director dies within one hundred eighty (180) days after ceasing to be a member of the Board, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options and SARs within one (1) year of the Non-Employee Director’s death to the extent that such deceased Non-Employee Director was entitled to exercise the Options and SARs on the date of his or her death; provided, however, that in no event shall the Options or SARs be exercisable more than ten (10) years and one (1) day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the Non-Employee Director’s estate.
(c)    Consultants.
(1)    Removal for Misconduct. If a consultant is terminated from his or her position by the Company for misconduct (as determined by the Board or Committee in its sole discretion),

all of the Options, SARs, shares of Restricted Stock and Restricted Stock Units held by consultant will immediately terminate and be forfeited and his or her rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Departure Other Than for Misconduct. If the Company terminates the relationship with the consultant for any reason other than for misconduct or the consultant resigns for any reason other than removal for misconduct as described in subsection (c)(1) above (including but not limited to voluntary resignation, retirement, or death), on the date such consultant ceases to be retained by the Company, the consultant may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred eighty (180) days after such termination, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the consultant engages in employment, services or activities contrary, in the opinion of the Committee, to the best interests of the Company.
If the Company terminates the relationship with the consultant for any reason other than for misconduct or the consultant resigns for any reason other than removal for misconduct as in subsection (c)(1) above (including but not limited to voluntary resignation, retirement, or death), on the date such consultant ceases to be retained by the Company, all unvested shares of Restricted Stock and Restricted Stock Units then held by the consultant shall be forfeited and returned to the Company effective as of the date of consultant ceases to be retained by the Company.

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